                                                                   EXHIBIT B TO
                                                               CREDIT AGREEMENT

                                   GUARANTEE


         GUARANTEE, dated as of July 30, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"),the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"), and the other Secured Parties (as defined herein).


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the notes issued by the Borrower under the Credit Agreement;

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

         WHEREAS, the proceeds of the extensions of credit will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

         WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each such Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:


                                SECTION 1. TERMS

         1.1 Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) "Obligations" means the collective reference to the unpaid principal of and interest on the Loans, the L.C. Disbursements and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the notes, the Letters of Credit, the other Credit Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or this Agreement or any other Credit Document).

         (c) "Secured Parties" means the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Banks.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor permitted under Section 8.05 of the Credit Agreement and the release of such Guarantor from its Guarantee in accordance with Article X of the Credit Agreement.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor permitted under
Section 8.05 of the Credit Agreement and the release of such Guarantor from its Guarantee in accordance with Article X of the Credit Agreement.

         (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Secured Party on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor hereby waives any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the corporate structure or existence of the Borrower, (f) any application of Collateral to Obligations or (g) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand under this Agreement or otherwise pursuing its rights and remedies under this Agreement against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         Each Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that, the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3 be deemed to be a reference to such Guarantor's knowledge.


                              SECTION 4. COVENANTS

         Each Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.


                           SECTION 5. MISCELLANEOUS

         5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Guarantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any

Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

         5.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in subsection 11.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         5.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the Borrower would be required to do so pursuant to Section 11.03 of the Credit Agreement.

         (d) The agreements in this Section 5.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

         5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         5.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, upon any amount remaining unpaid after it becomes due and payable by such Guarantor hereunder to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect. The Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

         5.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         5.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Guarantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

         5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         5.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 5.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         5.13 Acknowledgements. Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

         (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

         5.14 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         5.15 Additional Guarantors. Each new Domestic Subsidiary that is required to become a party to this Agreement pursuant to Section 7.09 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

         5.16 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                       AVIS RENT A CAR, INC.


                                       By: /s/ Kevin M. Sheehan
                                          -------------------------------------
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                       AVIS INTERNATIONAL, LTD.


                                       By: /s/ Gerard J. Kennell
                                          -------------------------------------
                                          Title: Vice President and Treasurer

                                       AVIS ASIA AND PACIFIC, LIMITED


                                       By: /s/ Steven L. Greenberger
                                          -------------------------------------
                                          Title: Vice President and Tax Counsel


                                       AVIS CARIBBEAN, LIMITED


                                       By: /s/ Steven L. Greenberger
                                          -------------------------------------
                                          Title: Vice President and Tax Counsel


                                       AVIS ENTERPRISES, INC.


                                       By: /s/ Gerard J. Kennell
                                          -------------------------------------
                                          Title: Vice President and Treasurer

                                       AVIS SERVICE, INC.


                                       By: /s/ Gerard J. Kennell
                                          -------------------------------------
                                          Title: Vice President and Treasurer


                                       AVIS LUBE, INC.


                                       By: /s/ Gerard J. Kennell
                                          -------------------------------------
                                          Title: Vice President and Treasurer

                                                    ---------------------------

                                   SCHEDULE 1
                             Address of Guarantors

                                                                     Annex 1 to
                                                                      Guarantee


         JOINDER AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement referred to below and the other Secured Parties hereto (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                             W I T N E S S E T H :


         WHEREAS, Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"),the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent") have entered into a Credit Agreement, dated as of ______ __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, certain Affiliates of the Borrower (other than the Additional Guarantor) have entered into the Guarantee, dated as of July __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Guarantee") in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee);

         WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee; and

         WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guarantee;

         NOW, THEREFORE, IT IS AGREED:

         1. Guarantee. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 5.15 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Annex 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.


                                       [ADDITIONAL GUARANTOR]


                                       By:
                                          --------------------------------
                                          Name:
                                          Title: